CENTURA BANKS, INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                                    UNDER THE
               CENTURA BANKS, INC. OMNIBUS SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN


         THIS AGREEMENT, made effective this 14 day of May, 1996, by and among Centura Banks, Inc., a North Carolina corporation having its principal place of business in Rocky Mount, North Carolina ("Centura"), Centura Bank (the "Bank"), a subsidiary of Centura, and Cecil W. Sewell, Jr. ("Participant"), an employee of the Bank.

                              W I T N E S S E T H:

         WHEREAS, Participant is a valued employee of the Bank and as such, has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to the Bank; and

         WHEREAS, the Participant is expected to perform valuable services in the future which shall be of special importance to the Bank and for which it would be difficult for the Bank to find a suitable replacement; and

         WHEREAS, Participant has previously been determined eligible to receive benefits under one or more of the Planters National Bank and Trust Company Key Executive Supplemental Benefit Agreement, as assumed by Centura Banks, Inc. (the "KESBA"), the Peoples Bancorporation Supplemental Executive Retirement Plan, as assumed by Centura Banks, Inc. (the "Peoples SERP"), or the Planters National Bank and Trust Company Excess Benefit Plan, which was assumed, amended, restated and renamed by Centura as the Centura Banks, Inc. Excess Benefit Plan (the "Excess Benefit Plan"); and

         WHEREAS, Centura has established the Centura Banks, Inc. Omnibus Supplemental Executive Retirement Plan (the "Omnibus SERP"), the terms of which Omnibus SERP, as restated effective as of April 1, 1996, are incorporated herein by reference; and

         WHEREAS, Participant has previously entered into a SERP Agreement dated April 5, 1994 and has obtained thereunder certain rights and benefits under the Omnibus SERP in exchange for the relinquishment of all his rights under the KESBA, Peoples SERP, and Excess Benefit Plan; and

         WHEREAS, Participant now wishes to relinquish his rights and benefits under the SERP Agreement dated April 5, 1994, subject to certain reinstatement provisions, in exchange for benefits described hereunder;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto hereby agree as follows:

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         1.       RETIREMENT BENEFITS. Participant may elect Early Retirement at any time during the ninety (90) day period beginning on his 58th birthday (the "Election Period"). Participant shall not be entitled to Retirement benefits hereunder unless he elects Early Retirement and actually retires during the Election Period.

                  Subject to the provisions of this Agreement and the Omnibus SERP, upon Participant's Early Retirement during the Election Period, Participant shall receive a monthly Retirement benefit equal to (a) minus (b) minus (c) minus (d) below:

                  (a) An amount equal to seventy percent (70%) of Participant's Final Average Monthly Compensation. "Final Average Monthly Compensation" means 1/12th of the Annual Compensation payable to Participant as of his termination of employment. "Annual Compensation" means Participant's total compensation to be reported on his Form W-2, annualized on the basis of rate of pay as of Participant's termination of employment, including bonuses and salary reduction contributions to deferred compensation or other plans maintained by Centura; less

                  (b) An amount equal to Participant's monthly pension benefit under the Qualified Plan. For this purpose, Participant's monthly pension benefit under the Qualified Plan shall be calculated in accordance with the terms of the Qualified Plan as in effect on Participant's Retirement Date, in the form of a life annuity, payable monthly commencing at the same time as the Retirement Benefits hereunder; less

                  (c) An amount equal to Participant's monthly supplemental pension benefit under Article VII of the Omnibus SERP and Section 4 of this Agreement. For this purpose, Participant's monthly supplemental pension benefit shall be calculated in the same manner as his monthly pension benefit under the Qualified Plan; less

                  (d) Commencing on Participant's 62nd birthday, an amount equal to Participant's primary Social Security benefit payable under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that Participant's Social Security benefit payments commence at age 62, notwithstanding any election by Participant to delay such payments.

                  Participant's Retirement benefit shall commence as of the first day of the month coinciding with or next following his Retirement Date, and shall continue for two hundred and forty
                  (240) months.

         2. DEATH BENEFITS. If Participant dies at any time before electing Early Retirement under Section 1 and while actively employed as a full-time officer of the Bank,

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                  Participant's beneficiary shall receive two hundred and forty
                  (240) monthly payments equal to twenty-five percent (25%) of Participant's Final Average Monthly Compensation, commencing as of the first day of the month coinciding with or next following Participant's death. Participant's beneficiary will not be entitled to any death benefits under this Agreement if Participant dies by committing suicide within two years from the date of becoming a Participant under the Omnibus SERP and this Agreement.

                  If Participant's beneficiary dies before the end of the death benefit payment period specified hereunder, the remaining payments due under this Agreement shall be paid to the beneficiary's estate in a lump sum payment equivalent in value to the remaining death benefit payments. If Participant's beneficiary predeceases Participant and Participant does not thereafter designate a new beneficiary, upon Participant's death a lump sum equivalent in value to the death benefit payments hereunder shall be paid to Participant's estate.

         3. DISABILITY BENEFITS. If, prior to Participant's electing Early Retirement under Section 1 and after Participant has completed at least ten (10) years of employment with the Bank, Participant's employment with the Bank is terminated as a result of Disability, Participant shall receive a monthly Disability benefit hereunder, payable for a period of two hundred and forty (240) months. The monthly Disability benefit shall equal (a) minus (b) minus (c) minus (d) minus (e) below:

                  (a) Seventy percent (70%) of Participant's Final Average Monthly Compensation; less

                  (b) An amount equal to Participant's monthly pension benefit under the Qualified Plan. For this purpose, Participant's monthly pension benefit under the Qualified Plan shall be calculated in accordance with the terms of the Qualified Plan as in effect on the date Participant commences receiving benefits under the Qualified Plan, in the form of a life annuity, payable monthly commencing at the same time as Participant commences receiving any benefits under the Qualified Plan; less

                  (c) An amount equal to Participant's monthly supplemental pension benefit under Article VII of the Omnibus SERP and Section 4 of this Agreement. For this purpose, Participant's monthly supplemental pension benefit shall be calculated in the same manner as his monthly pension benefit under the Qualified Plan; less

                  (d) An amount equal to Participant's primary Social Security benefit payable under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that Participant's Social Security benefit payments

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

                           commence at the time Disability benefits commence hereunder, notwithstanding any election by Participant to delay such payments; less

                  (e) The amount of any monthly disability benefit payable to the Participant under any group or individual disability income policy sponsored by the Bank or Centura.

                  In the event Disability benefit payments terminate pursuant to subsections (a), (b) or (c) of Section 6.3 of the Omnibus SERP and before Participant has received two hundred and forty
                  (240) monthly payments under this Section 3, the remaining payments shall be recharacterized as Retirement or death benefits and shall be paid to Participant (or his beneficiary or estate in accordance with Section 1 or 2 of this Agreement, as the case may be) provided that the amount of each payment to Participant shall continue to be governed by this Section 3, and provided further that the amount of any payment recharacterized as a death benefit shall be equal to the last payment made to Participant before his death.

         4. EXCESS BENEFITS. Participant shall be entitled to Excess Benefits pursuant to Article VII of the Omnibus SERP.

         5. DESIGNATION OF BENEFICIARIES. The Participant shall designate his or her beneficiary(ies) on the Beneficiary Designation Form attached hereto and made a part hereof.

         6.       CHANGE IN CONTROL. Upon a change in control, as defined in
                  Section 8.3 of the Omnibus SERP, the Participant's rights and accrued benefits under the Omnibus SERP and this Agreement shall be fully vested.

         7. TERMINATION OF EMPLOYMENT AND FORFEITURE. Prior to the occurrence of a change in control, as defined in Section 8.3 of the Omnibus SERP, Centura and the Bank may terminate the Participant's employment in the event the Committee and the Chief Executive Officer of Centura determine, in their discretion, that the Participant has performed poorly in the exercise of his duties on behalf of Centura and/or the Bank, and upon such termination the Participant shall forfeit all rights and benefits under this Agreement, except those benefits provided pursuant to Section 4 above and Article VII of the Omnibus SERP.

         8. PLAN TERMINATION. In the event of the termination of the Plan, pursuant to Section 14.6 of the Plan, prior to the Participant's death, Retirement or Disability under Sections 1, 2 or 3 hereof, the Participant shall become fully vested in his Retirement Benefits under Section 1 of this Agreement, and shall become entitled to payment in a lump sum of the actuarial equivalent of his Retirement Benefits under Section 1 and his Excess Benefits under Section 4, determined using the Discount Rate and payable as soon as administratively possible after the termination of the Plan. In the event of the termination of the Plan, pursuant to Section 14.6 of the Plan, after benefit payments have commenced hereunder, the Participant (or his beneficiaries) shall become entitled to payment in a lump sum of the actuarial equivalent of the remaining payments due hereunder, determined using the Discount Rate and payable as


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                  soon as administratively possible after the termination of the Plan.

         9.       GENERAL PROVISIONS.

                  (a) This Agreement, together with the Omnibus SERP, the terms of which are incorporated herein by reference, set forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the benefits described hereunder, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied with respect to the benefits hereunder other than as set forth in the Omnibus SERP and this Agreement. Any modifications or any waivers of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modification.

                  (b) All benefits hereunder shall be payable from the general assets of the Bank. All costs or expenses in connection with the administration of this Agreement shall be borne by the Bank.

                  (c) The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

                  (d) The waiver by Centura or the Bank of a breach by the Participant of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Participant.

                  (e) The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, including, without limitation, Participant's beneficiary, the estate of Participant, as well as the executors, administrators, and trustees of such estate.

                  (f) Participant acknowledges that he has received, read, and is familiar with the Omnibus SERP, which contains certain additional provisions governing the benefits granted hereunder. Participant further agrees to relinquish any rights


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


                           and benefits granted to him under the SERP Agreement dated April 5, 1994, except to the extent provided in subsection (j) below.

                  (g) The provisions of this Agreement shall be construed in accordance with the laws of the State of North Carolina to the extent not pre-empted by the laws of the United States of America, including ERISA.

                  (h) Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Omnibus SERP.

                  (i) For purposes of this Agreement, the term "Discount Rate" means the interest rate used from time to time for determining lump sum distributions under the Qualified Plan for the month in which a determination is being made.

                  (j) This Agreement and all benefits provided hereunder shall expire on the 91st day after Participant's 58th birthday unless Participant has elected Early Retirement within the Election Period or Participant's benefits have otherwise commenced under Sections 2 or 3. Upon expiration of this Agreement pursuant to this subsection, Participant's SERP benefits shall be determined in accordance with Participant's SERP Agreement dated April 5, 1994, a copy of which is attached hereto. Notwithstanding the foregoing, the provisions of Section 7 of this SERP Agreement shall remain in effect and the Participant's rights and benefits under his SERP Agreement dated April 5, 1994 shall be subject to forfeiture as provided in Section 7 of this SERP Agreement.


                                                          *

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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      CENTURA BANKS, INC.

                                By:   /s/ Robert R. Mauldin
                                          Robert R. Mauldin
                                          Chairman and Chief Executive Officer
ATTEST:

/s/ Jean L. Evans
     Jean L. Evans
  Assistant Secretary


(Corporate Seal)

                                      CENTURA BANK

                               By:    /s/ Robert R. Mauldin
                                          Robert R. Mauldin
                                          Chairman and Chief Executive Officer
ATTEST:

/s/ Jean L. Evans
     Jean L. Evans
      Secretary


(Corporate Seal)


                                       PARTICIPANT



                                       /s/ Cecil W. Sewell, Jr.        (SEAL)
                                            Cecil W. Sewell, Jr.
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